Exhibit 10.14




                              CONSTRUCTION CONTRACT
                              ---------------------

             Grading, Utilities, Channel Lining, Storm Sewer, Paving
             -------------------------------------------------------

     AGREEMENT made this 24th day of July, 1998, by and between Bishop Powers Ltd., a Colorado Limited Partnership, 716 College View Dr., Riverton, County of Fremont, State of Wyoming, hereinafter referred to as Owner, and Pioneer Sand Company, Inc., a Colorado Corporation, P.O. Box 7650, City of Colorado Springs, County of El Paso, State of Colorado, hereinafter referred to as Contractor. a Company duly licensed as a contractor in the State of Colorado as follows:

                                   SECTION ONE
                               DESCRIPTION OF WORK

     Contractor shall perform overlot grading, installation of utility lines including water and sewer mains and taps ( but excluding gas, electricaL phone and CATV lines), road base preparation including compaction, asphalt paving, installation of rip-rap lining in Sand Creek channeL as well as public storm sewer piping at the The Crossing at Palmer Park Sub., Fil. 2, Colorado Springs, El Paso County, Colorado pursuant to the attached Exhibits, to wit:

     A. Plans prepared by HMS Group and Land Development Consultants, Inc. consisting of Twelve - ( 12 ) Pages attached hereto and incorporated by this reference as Exhibit "A- I" through "A- 12".

     B. Project Bid Tabulation form and General Conditions as prepared by Tigre Development Services for the Owner, consisting of Five ( 5 ) Pages, attached hereto, and incorporated by this reference as Exhibit "B".

     C. In the event of any inconsistency between the contents of Exhibits "A" and "B", the unit prices contained within Exhibit "B" shall control.

                                   SECTION TWO
                                 CONTRACT PRICE

     A. Owner agrees to pay Contractor, for the work described: Three Hundred Fifty Thousand Two Hundred Sixty Nine Dollars and Fifty Five Cents ($350,269.55) Payment of the Performance and Maintenance Bonds referred to in Section 18 of this contract will be paid in full by the Owner at the time the Notice to Proceed is issued to the Contractor.

     B. Payment of this amount is subject to additions or deduction in accordance with the provisions of this contract and of the other documents to which this contract is subject.

     C. Payment on the total contract price is to be made in the form of monthly progress payments as herein after set forth in Section Three and a Final Payment as set forth in Section Four.

                                  SECTION THREE
                                PROGRESS PAYMENTS

     A. Owner shall make progress payments on account of the contract price to Contractor, on the basis of monthly applications for payment submitted to Owner's Construction Manager by Contractor as the work progresses. Such progress payments shall be submitted by the 10th day of each succeeding month and shall be paid, in full, no later than the 20th day of such month for the prior month's billings for labor and materials. All such progress payments shall be subject to a retainage by the Owner of Ten Percent (10%) of such amount which amount shall be paid to Contractor as part of the Final Payment as hereinafter set forth. All work on the Project shall be performed in accordance with the latest revised edition of the City of Colorado Specifications applicable to each type of work being performed.

     B. Progress payments may be withheld if -


          (1) Work is found defective by Owner and/or the Construction Manager and not remedied by the time any Progress Payment is due;

          (2)   Contractor   does  not  make  prompt  and  proper   payments  to
subcontractors

          (3) Contractor does not make prompt and proper payments for labor, materials or equipment furnished by third parties;

          (4) Another contractor on the project is damaged by an act for which contractor is responsible;

          (5) Claims or hens are filed on the job.

                                  SECTION FOUR
                   FINAL INSPECTION, ACCEPTANCE AND SETTLEMENT

     When the work is complete and ready for final inspection, the Contractor shall file a written notice with the Owner that the work, in the opinion of the Contractor, is complete under the terms of this Contract. Within ten (10) days after the contractor files the written notice, the Owner, the Construction
Manager, and the Contractor shall make a final inspection of the project to determine whether the work has been completed in accordance with the Contract Documents.

 A final list shall be made by the Construction Manager in sufficient detail to fully outline to the Contractor:

          1. Work to be completed, if any.

          2. Work not in compliance with the Plans or Specifications, if any.

          3. Unsatisfactory work for any reason, if any.

     The Owner shall not be required to make final payment until all items noted above, if any, have been completed and the Construction Manager has issued a Certificate of Completion which the Construction Manager shall issue within 10 working days of completion of the Project. Final payment shall be made within fifteen (15) days of issuance of the Certificate of Completion by the Construction Manager. Final payment amount shall include all retainages held by the Owner pursuant to Section Three (A) herein. Fully executed Lien Waivers from all subcontractors employed by Contractor must be filed with the Construction Manager prior to processing of the Final Payment by the Owner.

     If any unpaid claim for labor, materials, supplies, equipment, or damages to third parties is filed before payment of the sums due and owing to Contractor are paid, the Owner may withhold from the Contractor sufficient sums to insure the full payment of such claims until such claim are withdrawn or paid with such payment or withdrawal evidenced by a receipt for payment in full or a Notice of Withdrawal of Claim signed by the claimant or its duly authorized agent or assignee.

     Owner by making payment, waives all claims except those arising out of

          (1) Faulty work appearing after issuance of the Certificate of Completion;

          (2) Work that does not comply with the contract documents; or

          (3) Outstanding claims of lien.

     Contractor, by accepting final payment, waives all claims except those that it has previously made in writing, and which remain unsettled at the time of acceptance.

                                  SECTION FIVE
                          STARTING AND COMPLETION DATES

Construction under this contract will begin when the Construction Manager, on behalf of the Owner, has obtained the issuance of any and all required permits or authorizations from local authorities and/or the Contractor, but in no event later than July 22, 1998. The work herein set forth shall be completed no later than November 1, 1998 for the on-site grading utilities, and paving and January 1, 1999 for the completion of the Sand Creek channel improvements.

                                   SECTION SIX
                               CONTRACT DOCUMENTS

     A. The contract documents on which the agreement between Owner and Contractor is based contain the plans and specifications in accordance with which the work is to be done and that provide for the method of payment of the contract price are as follows:

          (1) This agreement with Exhibits "A" through "B" hereto which details the work and materials to be provided by contractor;

          (2) The plans and specifications attached hereto as Exhibit "A" and any amendments made after the effective date of this agreement; and

          (3) Written work change orders issued, or to be issued.

     B. The contract documents together form the contract for the work described in this agreement. The parties intend that the documents include provisions for all labor, materials, equipment, supplies, and other items necessary for the execution and completion of the work, and all terms and conditions of payment.

     C. The contract document is to be separately executed in triplicate by owner and contractor. Contractor, by executing the documents, represents that it has inspected and is familiar with the work site and the local conditions under which the work is to be performed.

                                  SECTION SEVEN
                      DESIGNATION OF CONSTRUCTION MANAGER;
                              DUTIES AND AUTHORITY

     A.  The  Construction   Manager  for   above-described   project  is  TIGRE
DEVELOPMENT SERVICES, INC., 6661 Gambol Quail Drive W., Colorado Springs, Colorado [hereinafter "Construction Manager"-, State of Colorado.

     B. The duties and authority of the Construction Manager are as follows:

          (a) General Administration of Contract. The primary function of the Construction Manager is to provide the general administration of the contract. In performing these duties he is the owner's representative during the entire period of construction.

          (b) Inspections, Opinions, and Progress Reports. Construction Manager shall keep familiar with the progress and quality of the work by making periodic visits to the work site. Construction Manager will make general determinations as to whether the work is proceeding in accordance with the contract. Construction Manager will keep the owner informed of such progress, and will use it's best efforts to protect the owner from defects and deficiencies in the work. Construction Manager will not be responsible for the means of construction, or for the sequences, methods, and procedures used in such construction, or for contractor's failure to perform the work in accordance with the contract documents.

          (c) Access to Work Site for Inspections. Construction Manager shall be given free access to the work at all times during its preparation and progress. However Construction Manager is not required to make exhaustive or continuous on-site inspections to perform it's duties of checking and reporting on work progress.

          (d) Interpretation of Contract Documents; Decisions on Disputes. Construction Manager will be the initial interpreter of the contract document requirements, and make primary decisions on claims and disputes between Contractor and Owner.

          (e) Rejection and Stoppage of Work. Construction Manager shall have authority to reject work that in it's opinion does not conform to the contract documents, and in this connection to stop the work or a portion of such work, when necessary.

          (f) Payment Certificates. Construction Manager will determine the amounts owing to contractor as the work progresses, based on contractor's applications and it's inspections and observations, and will issue certificates for progress payments and final payment in accordance with the terms of the contract documents.

                                  SECTION EIGHT
                            RESPONSIBILITIES OF OWNER

     A. Owner shall give all instructions to contractor through the Construction Manager, shall furnish all necessary soils testing and materials testing necessary for the work, and shall secure and pay for easements for permanent structures on the work site, if required, or which are necessary for its proper completion.

     B. Owner reserves the right to let other contracts in connection with the project. Contractor shall cooperate with all other contractors to the effect that their work shall not be impeded by it's construction, and shall give such other contractors access to the work site necessary to perform their contracts, with the understanding that other contractors are to cooperate fully with Pioneer Sand Co., Inc. construction schedule.

     C. Owner shall have free and unencumbered access to the job site during completion of the Work herein set forth.

                                  SECTION NINE
                         RESPONSIBILITIES OF CONTRACTOR

     Contractor's duties and rights in connection with the above-described project are as follows:

     A. Responsibility for and Supervision of Construction. Contractor shall be solely responsible for all construction under this contract, including the techniques, sequences, procedures, and means, and for coordination of all work. Contractor shall supervise and direct the work to the best of its ability, and give it all attention necessary for such proper supervision and direction.

     B. Discipline and Employment. Contractor shall maintain at all times strict discipline among its employees, and contractor agrees not to employ for work on the project any person unfit or without sufficient skill to perform the job for which he or she was employed.

     C. Furnishing of Labor,  Materials,  etc.  Contractor shall provide and pay for all labor, materials, and equipment, including tools, construction equipment, and machinery, including water, transportation, and all other facilities and services necessary for the proper completion of work on the project in accordance with the contract documents including payment of utilities provided at the site by Owner. All work shall be performed in accordance with City of Colorado Springs Specifications.

     D. Payment of Taxes; Procurement of Licenses and Permits. Contractor shall pay all taxes required by law in connection with work on the project in accordance with this agreement including sales, use, and similar taxes. Contractor shall obtain, at his expense, all necessary licenses and permits to do the project, in accordance with applicable Federal, State and local laws, regulations and ordinances. However, owner will pay all service fine development tap fees due to any City, County, or State entity relating to the project.

     E. Compliance with Construction Laws and Regulations. Contractor shall comply with all laws and ordinances, and the rules, regulations, or orders of all public authorities relating to the performance of the work under and pursuant to this agreement. If any of the contract documents are at variance with any such laws, ordinances, rules, regulations, or orders it shall notify the Engineer, in writing, promptly on discovery of such variance.

     F. Responsibility for Negligence of Employees and Subcontractors. Contractor assumes full responsibility for acts, negligence, or omissions of all its employees on the project, for those of its subcontractors and their employees, and for those of all other persons doing work under a contract with it.

     G. Warranty of Fitness of Equipment and Materials. Contractor represents and warrants to owner that all equipment and materials used in the work, and made a part of the structures on such work, or placed permanently in connection with such work, will be new unless otherwise specified in the contract documents, of good quality, free of defects, and in conformity with the contract documents. It is understood and agreed between the parties to this agreement that all equipment and materials not so in conformity will be considered defective.

     H. Clean-up. Contractor agrees to keep the work location and adjoining ways free of waste material and rubbish caused by its work or that of its subcontractors. Contractor further agrees to remove all such waste material and rubbish on termination of the project, together with all its tools, equipment, machinery, and surplus materials. Contractor agrees, on terminating its work at the site, to conduct general clean-up operations, including the cleaning of paved streets and walks, if applicable.

     I. Indemnity and Hold Harmless Agreement. Contractor agrees to indemnify and hold harmless Owner and Tigre Development Services, their agents and employees, from and against any and all claims, damages, losses, and expenses, including reasonable attorney's fees in case it shall be necessary to file an action, arising out of performance of the work herein, that is (a) for bodily injury, illness, or death, or for property damage, including loss of use, and
(b) caused in whole or in party by contractor's negligent act or omission, or that of a subcontractor, or that of anyone employed by them or for whose acts contractor or subcontractor may be liable

     J. Safety Precautions and Programs. Contractor has the duty of providing for and overseeing all safety orders, precautions, and programs necessary to the reasonable safety of the work. In this connection, contractor shall take reasonable precautions for the safety of all employees and other persons whom the work might affect, all work and materials incorporated in the project, and all property and improvements on the construction site and adjacent to the construction site, complying with all applicable laws, ordinances, rules, regulations and orders.

                                   SECTION TEN
                       TIME OF ESSENCE, EXTENSION OF TIME

     A. All times stated in this agreement or in the contract documents are of the essence hereof.

     B. The time frames and/or dates stated in this agreement or in the contract documents may be extended by a change order prepared by the Construction Manager and signed by Owner for such reasonable time as it may determine, when in it's opinion contractor is delayed in work progress by changes ordered, inclement weather, labor disputes, fire, prolonged transportation delays, injuries, or other causes beyond contractor control or which justify the delay including any delays caused by Owner. Time extensions granted the Contractor for any or all of the reasons mentioned above, will not include any payment by the Owner for office or field costs, overhead, or lost profit resulting from such a time extension.

                                 SECTION ELEVEN
                                 SUBCONTRACTORS

     A. A subcontractor, for the purposes of this agreement, shall be a person with whom contractor has a direct contract for work at the project site.

     B. All contracts between contractor and subcontractors shall conform to the provisions of the contract documents, and shall incorporate in them the relevant provisions of this agreement.

                                 SECTION TWELVE
                                    INSURANCE

     A. Contractor's Liability Insurance. Contractor agrees to keep in force at its own expense during the entire period of construction on the project such liability insurance as will protect it from claims, under workers' compensation and other employee benefit laws, for bodily injury and death, and for property damage, that may arise out of work under this agreement, whether directly or indirectly by contractor, or directly or indirectly by a subcontractor. The minimum liability limits of such insurance shall not be less than the limits specified in the contract documents or by law for that type of damage claim Such insurance shall include contractual liability insurance applicable to contractor's obligations under this agreement. Proof of such insurance shall be filed by contractor with owner within a reasonable time after execution of this agreement. Contractor agrees to include the Owner and Construction Manager as additional insured parties on each policy for the Project except Worker's Compensation Coverage.

     B. Owner's Liability Insurance. Owner agrees to maintain in force his own liability insurance during the construction on this project, and reserves the right to purchase such additional insurance as in its opinion is necessary to protect it against claims arising out of the contractor's operation, without diminishing contractor's obligation to carry the insurance specified in this agreement on contractor's part to be carried.

     C. Waiver of Work Site Property Damage Claims to Extent or Insurance Coverage. Owner and contractor hereby waive all claims against each other for fire damage or damages from other perils. Contractor agrees to obtain waivers of such claims by all subcontractors.

                                SECTION THIRTEEN
                                 CORRECTING WORK

     When it appears to contractor during the course of construction that any work does not conform to the provisions of the contract documents, contractor shall make necessary corrections so that such work will so conform, and in addition shall correct any defects caused by faulty materials, equipment, or quality of performance in work supervised by it or by a subcontractor, appearing within one year from the date of issuance of a certificate of substantial completion, or within such longer period as may be prescribed by law or as may be provided for by applicable special guaranties in the contract documents.

     The Contractor shall promptly correct any work rejected by the Owner whether such work has been performed by Contractor or a subcontractor of Contractor. Promptly correct shall mean within such time as may reasonably be required to correct such work as determined by the Construction Manager.

                                SECTION FOURTEEN
                                  WORK CHANGES

     A. Owner reserves the right to order work changes in the nature of additions, deletions, or modifications, without invalidating this agreement, and agrees to make corresponding adjustments in the contract price and time for completion.

     B. All changes will be authorized by a written change order signed by Owner, Contractor, and by the Construction Manager. The change order will include conforming changes in the agreement contract price and completion time as appropriate.

     C. Work shall be changed, and the contract price and completion time shall be modified, only as set out in the written change order.

     D. Any adjustment in the contract price not covered by unit bid prices resulting in a charge to owner shall be determined by mutual agreement of the parties before starting the work involved in the change. In the event a mutual agreement cannot be met, the latest revised version of the CDOT Cost Data book will be used by both parties to facilitate the determination of the adjusted cost.

                                 SECTION FIFTEEN
                                   TERMINATION

     A. Contractor's Termination. Contractor may, on seven days written notice to owner and Construction Manager, terminate this agreement before the completion date specified in this agreement when for a period of ten (10) days after a progress payment is due, through no fault of contractor, construction manager fails to process a certificate of payment thereof, or owner fails to make the payment. On such termination, contractor may recover from owner payment for all work completed and for any loss sustained by contractor for materials, equipment, tools, or machinery to the extent of actual loss thereon plus loss of a reasonable profit, provided it can prove such loss and damages.

     B. Owner's Termination. Owner may, on seven days notice to contractor, terminate this agreement before the completion date specified in this agreement, and without prejudice to any other remedy it may have, when contractor defaults in performance of any provision in this agreement, or fails to carry out the construction in accordance with the provisions of the contract documents.

                                 SECTION SIXTEEN
                                 GOVERNING LAW

     It is agreed that this agreement shall be governed by, construed, and enforced in accordance with the laws of the State of Colorado.

                                SECTION SEVENTEEN
                        ATTORNEY FEES, COSTS AND INTEREST

     In the event that any action is filed in relation to this agreement, the unsuccessful party in the action shall pay to the successful party, in addition to all the sums that either party may be called on to pay, a reasonable sum for the successful party's attorney's fees, costs and expert witness fees. Further, any award obtained shall bear interest from date of default until payment at an interest rate of Ten Percent (10%). Venue for any such action shall be the District Court in and for the County of El Paso and State of Colorado.

                                SECTION EIGHTEEN
                                      BONDS

     The Contractor shall be required to secure and maintain a Performance Bond as well as a one year Maintenance Bond. It is agreed that the costs for such Bonds shall be paid for by the Owner. The cost of the Performance and Maintenance Bond is hereby agreed to be 2.25 Percent of the Contract Amount at time of Award or $7,707.00.

                                SECTION NINETEEN
                                ENTIRE AGREEMENT

     This agreement shall constitute the entire agreement between the parties and any prior understanding or representation of any kind preceding the date of this agreement shall not be binding upon either party except to the extent incorporated in this agreement.

                                 SECTION TWENTY
                            MODIFICATION OF AGREEMENT

     Any modification of this agreement or additional obligation assumed by either party in connection with this agreement shall be binding only if evidenced in writing signed by each party or an authorized representative of each party.

                               SECTION TWENTY-ONE
                                     NOTICES

     Any notice provided for or concerning this agreement shall be in writing and be deemed sufficiently given when sent by certified or registered mail if sent to the respective addresses of each party as set forth at the beginning of this agreement.

                               SECTION TWENTY-TWO
                              ASSIGNMENT OF RIGHTS

          The rights of each party under this agreement are personal to that party and may not be assigned or transferred to any other person, firm, corporation, or other entity without the prior, express, and written consent of the other party.

                              SECTION TWENTY-THREE
                               PARAGRAPH HEADINGS

     The titles to the paragraphs of this agreement are solely for the convenience of the parties and shall not be used to explain, modify, simplify, or aid in the interpretation of the provisions of this agreement.

          IN WITNESS WHEREOF, each party to this agreement has caused it to be executed on the date indicated below.

 OWNER:     Bishop Powers, Ltd., a Colorado limited partnership
            By Bishop Capital Corporation
            Its General Partner

           /s/ Robert E. Thrailkill
           -----------------------------------
 Title:    President
           -----------------------------------
 Dated:    July 31, 1998
           -----------------------------------

 CONTRACTOR: Pioneer Sand Company, Inc.

           /s/ Joe Johnson
           -----------------------------------
 Title:    Excavation Manager
           -----------------------------------
 Dated:    July 24, 1998
           -----------------------------------

                                  EXHIBIT "A"


Pages "A-1" through "A-12" not included with contract.

                                   EXHIBIT "B"


 July, 1998

 PROJECT: Crossing at Palmer Park Subdivision, Filing No. 2

 Location: Northwest Corner of Powers Blvd. and Palmer Park Blvd.

 Project Engineer:
 HMS Group - Mr. Mark Heine
 2835 Downhill Dr.
 Colorado Springs, CO 80918
 Phone: 528-8554

 Construction Management:
 Tigre Development Services, Inc.- Mr. Chris Smith
 6661 Gambol Quail Dr. W.
 Colorado Springs, CO 80918
 Phone: 262-0578
 FAX: 262-0579
 Cell: 661-1218

 Owner:
 Bishop Powers, Ltd.
 716 College View Dr.
 Riverton, Wyoming 82501

Warranty Required: Public Facilities - 1 year warranty from inspection/ prelim. acceptance by appropriate Utility and/or General City entity involved. Private on - site facilities - one year from final acceptance of work by owner. 10% retainage will be held by the Owner on all progress payments and released as part of the Final Payment.

 A Performance Bond will be required for the Project. Bond will be in effect until final acceptance of the project by the Owner.

 Scope of Work
 -------------

 Contractor to provide all labor and materials necessary to construct paving, storm sewer system, channel rip-rap, sanitary sewer, potable water, and overlot grading in accordance with plans prepared by HMS Group. See attached Bid Tabulation.

 General Notes
 -------------

 Owner shall supply at his expense all necessary soils testing, and materials testing.

 Owner to provide all necessary survey control and construction staking.

 Any work performed within the Right-Of-Way of Palmer Park Blvd. or Powers Blvd. shall be done in accordance with the latest edition of the City of Colorado Springs Engineering Division Standard Specifications and requires an approved Traffic Control Plan by the City Traffic Engineering Division.

 The Contractor is responsible for locating and protecting from damage any Public or private utilities, including service lines, within the project work area. Any damage to such Utilities or service lines caused by the Contractor shall be repaired at the expense of the Contractor.

 It shall be the responsibility of the Contractor to obtain, at his expense, all licenses and permits necessary to complete the project, in accordance with applicable Federal, State and local laws, regulations and ordinances.

 The  Contractor  shall at all times keep the site of the project  and  adjacent
 areas  free  from   accumulations  of  waste  material  or  rubbish  caused  by
 Contractors employees or work that is being done by subcontractors.

 Contractor's Liability Insurance. Contractor will agree to keep in force, at it's own expense during the entire period of construction on the project, such liability insurance as will protect it from claims, under workers' compensation and other employee benefit laws, for bodily injury and death, and for property damage, that may arise out of work on this Project, whether directly or indirectly by Contractor, or indirectly by a subcontractor. The minimum liability of such insurance shall not be less than the limits specified by law for that type of damage claim. Such insurance shall include contractual liability insurance applicable to Contractor's obligations with respect to this Project. Proof of insurance will be filed by the Contractor with the Owner prior to commencing work. The Contractor will include Tigre Development Services, Inc. and Bishop Powers Ltd. as "additional insured parties" on each policy for the Project, except Worker's Compensation Coverage.

 Bid Proposal Detailed Notes
 ---------------------------

 General: The attached plans prepared by HMS Group have not received final approval by the City of Colorado Springs. Unit prices for the Bid Proposal items listed will govern in the event that quantity changes occur after final approval is obtained and /or construction commences on any or all portions of the work involved prior to City approvaL Change Orders will be processed for items not covered by the attached Bid Proposal.

Item Number I - Clear & Grub
Clear and Grub entire Fil. No. 2 area, access road, and designated on site overlot grading areas. Stockpile topsoil material on-site for later use.


Item Number 2 - Tree removal
Removal and disposal of all trees remaining on entire site that were not removed during Phase I construction. Owner will provide area onsite for bury of stumps only, in the event on-site bury of stumps is not feasible see Item 33.

Item Number 3 - Overlot  grading
Overlot grading using available acceptable on-site borrow as shown on the attached grading plan. Compaction requirements per soils Engineer. As a minimum, the City of Colorado Springs Specifications will be used for compaction requirements unless modified by the soils Engineer.

Item  Number 3 - Erosion  Control
Consists of erection and maintenance of required erosion control measures indicated on the Grading and Erosion Control Plan. Contractor will be responsible for maintenance of the Erosion Control system up until the time final payment has been made to the Contractor by the Owner.

Items Number 5 through 12 - Storm Sewer Piping and Channel Lining All items to be constructed per City of Colorado Springs Engineering Div. Specifications. See plans for details of drop structures, concrete ribbons, and dissipator basin. See typical channel lining section attached.

Items Number 13 through 16 - Sanitary Sewer Piping and Services All items to be constructed per City of Colorado Springs Wastewater Div.
Specifications.

Items Number 17 through 26 - Potable Water Piping and Services All items to be constructed per City of Colorado Springs Water Div. Specifications. Prices for bends, tees, plugs and blow off assembles shall include all necessary thrust blocks, reverse anchors, and appurtenances, including materials and labor, for a complete fitting. Hydrant assembly prices shall include thrust blocks, hydrant valve, tee, and appurtenances, including materials and labor, for a complete assembly.

Items 27 through 29 - Asphaltic Concrete Paving and Patching All items to be constructed per City of Colorado Springs Engineering Specifications. Interior private street paving section: 3" full depth asphalt

Item 30 - Barricading
Per City of Colorado Springs Specifications. Approved Traffic Control plan required prior to placement of barricades/traffic control devices.

Item 31 - Signage
Per City of Colorado Springs Specifications and Policies.

 Material Specifications
 -----------------------

 Wastewater Pipe: SDR 35 or approved equal per City of Colorado Springs
                  Wastewater Div.
 Potable Water: DR 14 or approved equal per City of Colorado Springs Water Div. Potable Water Appurtenances: Per City of Colorado Springs Water Div.
                              Specifications
 Storm Sewer: Minimum Class 111, RCP unless noted otherwise on plans
 Base Course: City of Colorado Springs Class 5 or Class 6

 Concrete curb and gutter/sidewalk:
 City of Colorado Springs Specifications
 Compressive Strength at 28 Days = 4000 psi
 Max. Water/Cement Ratio by Weight = 0.45
 Min. Cement Content/C.Y. of Concrete = 564 lbs.

 Asphalt:
 City Of Colorado Springs Class C or CX at 95% Max. density.



Drg.Basin: Sand Creek                                                                       Partial approved plans
Bishop Capital Corp.                                                                                 June 13, 1998
Project No: 98/LDC/cpp                                                                                Rev. 7/10/98
                                                                                                      Rev. 7/14/98

                                            CROSSING AT PALMER PARK - PHASE II
                                                   BID TABLUATION FORM
-------------------------------------------------------------------------------------------------------------------
Item C         Group                Item                   Unit            Unit          Total            Total
Code            Code            Description                Meas.          Price         Quantity          Cost
-------------------------------------------------------------------------------------------------------------------
1              EXCAV         Clear & Grub                   CY          $    2.00        1630         $    3,260.00
2               TREE         Tree Removal                   LS          $4,500.00          1          $    4,500.00
3*             EMBANK        Overlot Grading (in place
                              and compacted)                CY          $    1.80        13750        $   24,750.00
4              EROS          Erosion Control                LS          $  500.00          1          $      500.00

5              STM           18" CMP (Extend Exist)         LF          $   27.00          10         $      270.00
6              STM           24" RCP (Extend Exist)         LF          $   40.00          25         $    1,000.00
7              STM           24" RCP Bend (Field Fabricate) EA          $  400.00          1          $      400.00
8*             STM           Channel Lining, 12" Diam.      LF          $   72.50         1470        $  106,575.00
9*             STM           Channel Lining, 24" Diam.      LF          $  108.00          170        $   18,360.00
10             STM           Drop Structure                 LF          $  128.80          340        $   43,792.00
11             STM           Conc. Channel Ribbons          LF          $  128.80          140        $   18,032.00
12             STM           Dissipator Basin               SF          $    5.40         3300        $   17,820.00

13             SANSWR        Connect to exist. MH           LS          $1,000.00           1         $    1,000.00
14             SANSWR        8" San. Sewer                  LF          $   19.00          727        $   13,813.00
15             SANSWR        Manholes                       EA          $1,000.00           2         $    2,000.00
16             SANSWR        4" Services                    EA          $1,750.00           4         $    7,000.00

17             WATER         12" Water Line                 LF          $   26.65          860        $   22,919.00
18             WATER         8" Water Line                  LF          $   17.30          681        $   11,781.30
19             WATER         12" Valves                     EA          $1,075.00           3         $    3,225.00
20             WATER         8" Valves                      EA          $  550.00           1         $      550.00
21             WATER         1 1/2" Services                EA          $  850.00           4         $    3,400.00
22             WATER         12" Bends/tees                 EA          $  295.00           3         $      885.00
23             WATER         8" Tees/Tends                  EA          $  150.00           6         $      900.00
24             WATER         Tap Sleeve                     EA          $8,550.00           1         $    8,550.00
25             WATER         12" Blowoff                    EA          $  650.00           1         $      650.00
26             WATER         Hydrant Assembly               EA          $1,800.00           1         $    1,800.00

27             PAV           Paving-3" Full Dpth            SY          $    8.80         2340        $   20,592.00
28             PAV           Saw Cut Asphalt                LF          $    2.70          70         $      189.00
29             PAV           Patching                       TON         $   88.55          35         $    3,099.25

30             BARR          Barricading                    LS          $  800.00           1         $      800.00

31             SIGN          Signage                        LS          $  150.00           1         $      150.00
32*            BOND          Performance Bond @ 2.25%       LS          $7,707.00           1         $    7,707.00

33             ALT           Alternate add
                             Expert tree stumps             CY          $   12.00


*Revised quant. and/or unit prices 7/14/98


                             TOTAL                                                                    $  350,269.55


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